MGP Ingredients Completes Acquisition of Luxco

Combined company materially increases MGP’s scale in the branded-spirits sector and establishes an additional platform for future growth

ATCHISON, Kan., April 1, 2021 — MGP Ingredients, Inc. (Nasdaq: MGPI), a leading supplier of premium distilled spirits and specialty wheat proteins and starches, has completed its previously announced acquisition of Luxco, Inc. and its affiliated companies (“Luxco”) effective April 1, 2021.

The acquisition is the latest action driven by MGP’s long-term strategy focused on shifting to higher value-added products and significantly diversifies the business. The transaction is additionally expected to improve MGP’s gross margin and cash flow generation profile, and management expects EPS to be low to middle single digit percentage accretive in the first full year following its close, excluding one-time transaction expenses.

“By adding a highly respected company and its team to our organization, we are in a strong position to enhance our value proposition and execute our long-term growth strategy,” said David Colo, president and CEO of MGP Ingredients, Inc. “We welcome Donn and his family to the MGP shareholder base and look forward to growing our combined business. Our new organization will be stronger together as we optimize operational capabilities and leverage this additional platform for sustainable growth.”

About MGP Ingredients, Inc.
Founded in 1941, MGP (Nasdaq: MGPI) is a leading supplier of premium distilled spirits and specialty wheat proteins and starches. Distilled spirits include bourbon and rye whiskeys, gins and vodkas, which are carefully crafted through a combination of art and science backed by a long history of experience. The company's proteins and starches are created in the same manner and provide a host of functional, nutritional and sensory benefits for a wide range of food products. MGP additionally is a top producer of high quality industrial alcohol for use in both food and non-food applications. The company is headquartered in Atchison, Kansas, where it produces premium distilled spirits and food ingredients. The company also produces premium distilled spirits in Washington, D.C., and at its historic distillery in Lawrenceburg, Indiana. For more information, visit mgpingredients.com.

About Luxco, Inc.
Founded in St. Louis in 1958 by the Lux Family, Luxco is a leading producer, supplier, importer and bottler of beverage alcohol products. Our mission is to meet the needs and exceed the expectations of consumers, associates and business partners. Lux Row Distillers brings the family’s legacy to the heart of Bourbon Country in Bardstown, Kentucky and is now the home of Luxco’s bourbon portfolio, including Ezra Brooks, Rebel, Blood Oath, David Nicholson and Daviess County. Luxco has also built a distillery in the highlands of Jalisco, Mexico – Destiladora González Luxco – where the company’s 100 percent agave tequilas, El Mayor and Exotico, are produced. Luxco’s innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey, and other well-recognized brands. For more information about the company and its brands, visit www.luxco.com.

Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements as well as historical information. All statements, other than statements of historical facts, included in this news release regarding the prospects of our industry and our prospects, plans, financial position, business strategy, guidance on changes in operating income, sales, gross margin, and future effective tax rate may constitute forward-looking statements. In addition, forward-looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and/or the negatives or variations of these terms or similar terminology. The forward-looking statements contained herein include, but are not limited to, statements about the expected effects on MGP Ingredients, Inc. ("the Company") of the proposed acquisition of Luxco, Inc. and its affiliates ("Luxco"), the expected timing and conditions precedent relating to the proposed acquisition of Luxco, anticipated earnings enhancements, synergies and other strategic options. Forward looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and/or the negatives or variations of these terms or similar terminology.

These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and financial condition and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) the satisfaction of the conditions to closing the transaction to acquire Luxco in the anticipated timeframe or at all; (ii) the failure to obtain necessary regulatory approvals related to the acquisition of Luxco; (iii) the ability to realize the anticipated benefits of the acquisition of Luxco; (iv) the ability to successfully integrate the businesses; (v) disruption from the acquisition of Luxco making it more difficult to maintain business and operational relationships; (vi) significant transaction costs and unknown liabilities;(vii) litigation or regulatory actions related to the proposed acquisition of Luxco, and (viii) the financing of the acquisition of Luxco. Additional factors that could cause results to differ materially include, among others, (i) disruptions in operations at our Atchison facility, our Indiana facility, or any Luxco facility, (ii) the availability and cost of grain and flour, and fluctuations in energy costs, (iii) the effectiveness of our grain purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the effectiveness or execution of our strategic plan, (v) potential adverse effects to operations and our system of internal controls related to the loss of key management personnel, (vi) the competitive environment and related market conditions, (vii) the impact of the COVID-19 pandemic, (viii) the ability to effectively pass raw material price increases on to customers, (ix) our ability to maintain compliance with all applicable loan agreement covenants, (x) our ability to realize operating efficiencies, (xi) actions of governments, and (xii) consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery Products and Ingredient Solutions segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2020.

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For More Information
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com

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